AMENDMENT 2 TO

MEMORANDUM OF AGREEMENT

MOA-65C00-9900

737 PRODUCTION RATE ADVANCE

between

THE BOEING COMPANY

and

SPIRIT AEROSYSTEMS, INC.

This AMENDMENT 2 (Amendment) to MEMORANDUM OF AGREEMENT MOA-65C00-9900 is entered into as of January 20, 2025 (Effective Date) between Spirit AeroSystems, Inc., a Delaware corporation with its principal office in Wichita, Kansas (Seller), and The Boeing Company, a Delaware corporation (Boeing). Boeing and Seller sometimes are referred to herein individually as a Party and collectively as the Parties.

RECITALS

A.The Parties entered into MOA number MOA-65C00-9900 on April 18, 2024, as amended on June 20, 2024 (MOA).

B.The most recent amendment to the MOA is Amendment 1, entered into on June 20, 2024.

C.The Parties have been in discussions regarding, among other things, the 737 Master Schedule and finished goods inventory.

D.All capitalized terms used but not defined in this Amendment have the same meaning as in the MOA.

E.The Parties wish to amend the MOA as set forth herein.

Agreement

NOW, THEREFORE, in consideration of the mutual covenants set forth herein, the Parties agree as follows:

1.Article 5 “Repayment” of the MOA is hereby deleted in its entirety and replaced with the following:

"5.Repayment. Seller will repay the Advances to Boeing, via wire transfer of immediately available funds, in accordance with the following payment schedule: $40,000,000 to Boeing on July 21, 2024 (the “July Payment”); $75,000,000 on April 1, 2026;

Amendment 2 of MOA-65C00-9900	1
BOEING PROPRIETARY

$75,000,000 on May 1, 2026; $75,000,000 on June 1, 2026; $75,000,000 on July 1, 2026; $75,000,000 on August 1, 2026; and $50,000,000 on September 1, 2026 (each such date, a “Repayment Date”). It is acknowledged and agreed that the July Payment has been paid by Spirit to Boeing. In the event that the Agreement and Plan of Merger, dated June 30, 2024 by and among Spirit AeroSystems Holdings, Inc., Boeing and Sphere Acquisition Corp. is terminated in accordance with its terms, Seller acknowledges and agrees that the then outstanding Advances under this MOA shall become due and payable in full on April 1, 2026.”

2.Miscellaneous.

2.1.All other provisions of the MOA remain unchanged and in full force and effect.

2.2.This Amendment cancels and supersedes all previous agreements between the Parties relating to the content of this Amendment, whether written or oral.

2.3.Boeing may periodically consolidate this Amendment and all previous amendments into the Agreement for administrative purposes.

3.Governing Law. This Amendment will be governed by the internal laws of the State of Washington without reference to any rules governing conflict of laws.

4.Confidentiality. The terms of this Amendment, together with the information exchanged by the Parties during negotiation hereof, are confidential under the terms of the MOA.

EXECUTED as of the Effective Date by the duly authorized representatives of the Parties.

THE BOEING COMPANY	SPIRIT AEROSYSTEMS, INC.

/s/ Ihssane Mounir	/s/ Irene Esteves
Signature	Signature

Ihssane Mounir	Irene Esteves
Printed name	Printed name

Sr. VP – Supply Chain & Fabrication	EVP & CFO
Title	Title

1/23/2025	1/21/2025
Date	Date

Amendment 2 of MOA-65C00-9900	2
BOEING PROPRIETARY